Exhibit 99.1

For Further Information Contact

Julie Bimmerman (404) 888-2103

FOR IMMEDIATE RELEASE

ROLLINS, INC. REPORTS SECOND QUARTER AND SIX MONTH 2021 FINANCIAL RESULTS

ATLANTA, GEORGIA, July 28, 2021: Rollins, Inc. (NYSE:ROL), a premier global consumer and commercial services company, reported strong unaudited financial results for its second quarter and six months ended June 30, 2021.

The Company recorded second quarter revenues of $638.2 million, an increase of 15.3% over the prior year’s second quarter revenue of $553.3 million. Rollins’ reported net income was $98.9 million or $0.20 per diluted share for the second quarter ended June 30, 2021, compared to $75.4 million or $0.15 per diluted share for the same period in 2020.

Rollins’ revenues rose 12.7% for the first six months of 2021 to $1.174 billion compared to $1.041 billion for the prior year. Net income for the first six months of 2021 was $191.5 million or $0.39 per diluted share compared to $118.6 million or $0.24 per diluted share for the same period last year. Adjusted net income* and adjusted earnings per diluted share* for the six months ended June 30, 2021 were $168.3 million or $0.34, respectively, compared to $118.6 million or $0.24 per diluted share for the same period last year.

The Company, as planned, disposed of the majority of the properties received through the 2019 acquisition of Clark Pest Control of Stockton, Inc. The gain related to the disposition of these properties in the quarter and six months ended June 30, 2021 was $0.5 and $31.5 million pre-tax.

Gary W. Rollins, Chairman and Chief Executive Officer of Rollins, Inc. stated, “We are very pleased with our strong financial results for both the quarter and first half of 2021, across all business lines. We are proud of the continued dedication of our employees throughout the pandemic, and are positioned well for the remainder of the year.”

Rollins, Inc. is a premier global consumer and commercial services company. Through its family of leading brands, Orkin, HomeTeam Pest Defense, Clark Pest Control, Orkin Canada, Western Pest Services, Northwest Exterminating, McCall Service, Critter Control, The Industrial Fumigant Company, Trutech, Orkin Australia, Waltham Services, OPC Services, PermaTreat, Rollins UK, Aardwolf Pestkare, Crane Pest Control and MissQuito, the Company provides essential pest control services and protection against termite damage, rodents and insects to more than two million customers in North America, South America, Europe, Asia, Africa, and Australia from more than 700 locations. You can learn more about Rollins and its subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.clarkpest.com, www.orkincanada.ca, www.westernpest.com, www.callnorthwest.com, www.mccallservice.com, www.crittercontrol.com, www.indfumco.com, www.trutechinc.com, www.orkinau.com, www.walthamservices.com, www.opcpest.com, www.permatreat.com, www.safeguardpestcontrol.co.uk, www.aardwolfpestkare.com, www.cranepestcontrol.com, www.missquito.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

*Adjusted amounts presented in this release are non-GAAP financial measures. See the appendix to this release for a discussion of non-GAAP financial metrics including a reconciliation of the most closely correlated GAAP measure.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements in this release constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties concerning the business and financial results of Rollins, Inc. We have based these forward-looking statements largely on our current opinions, expectations, beliefs, plans, objectives, assumptions and projections about future events and financial trends affecting the operating results and financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In addition to those factors discussed under Item 1A., “Risk Factors,” of Part I of the Company’s Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission (the “SEC”), for the year ended December 31, 2020, the reader should consider the following list of general factors that, among others, could cause the Company’s actual results and financial condition to differ materially from estimated results and financial condition: the Company’s belief that its accounting estimates and assumptions, financial condition and results of operations may change materially in future periods in response to the COVID-19 pandemic; the outcomes of any pending claim, proceeding, litigation, regulatory action or investigation filed against us, which could have a material adverse effect on our business, financial condition and results of operations; the Company’s evaluation of pending and threatened claims and establishment of loss contingency reserves based upon outcomes it currently believes to be probable and reasonably estimable; the Company’s reasonable certainty that it will exercise the renewal options on its operating leases; risks related to the Company’s belief that its current cash and cash equivalent balances, future cash flows expected to be generated from operating activities and available borrowings under its $175.0 million revolving credit facility and $250.0 million term loan facility will be sufficient to finance its current operations and obligations, and fund expansion of the business for the foreseeable future; the Company’s ability to remain in compliance with applicable debt covenants under the Credit Facility throughout 2021; the Company’s expectation that it will continue to pay cash dividends to common stockholders, subject to the earnings and financial condition of the Company and other relevant factors; the Company’s ability to continue the purchase of Company common stock when appropriate; risks related to the Company’s ability to continue to grow its business in foreign markets in the future through reinvestment of foreign deposits and future earnings as well as acquisitions of unrelated companies and that repatriation of cash from the company’s foreign subsidiaries is not a part of the Company’s current business plan; the Company’s ability to fund any remaining 2021 benefit plan obligations with reversion of any remaining pension assets to the Company in compliance with ERISA regulations during 2021; the Company’s expectation that total unrecognized compensation cost related to time-lapse restricted shares will be recognized over a weighted average period of approximately 4.5 years; the Company’s expectation that the acquisition-related goodwill recognized during the quarter will be deductible for tax purposes; the Company’s intention that its floating-to-fixed interest rate swap for an aggregate notional amount of $100.0 million ($20.0 million as of June 30, 2021) in order to hedge a portion of the Company’s floating rate indebtedness under the Credit Facility remains effective; the Company’s belief that foreign exchange rate risk will not have a material effect on the Company’s results of operations going forward; the Company’s belief that it maintains adequate liquidity and capital resources that are directed to finance domestic operations and obligations and to fund expansion of its domestic business for the foreseeable future without regard to its foreign deposits; the Company’s belief that it will continue to be involved in, various claims, arbitrations, contractual disputes, investigations, and regulatory and litigation matters relating to, and arising out of, its businesses and its operations; the Company’s belief that the ongoing SEC investigation is primarily focused on how it established accruals and reserves at period-ends and the impact of those accruals and reserves on reported earnings, and the Company’s inability to predict the outcome of the SEC investigation; the Company’s belief, after consultation with the Audit Committee and independent counsel, that its financial statements filed with the SEC on Forms 10-K and 10-Q for the relevant periods under SEC investigation fairly present in all material respects its financial condition, results of operations and cash flows as of their respective balance sheet dates and for the periods then ended; actions taken by our franchisees, subcontractors or vendors that may harm our business; exposure of certain market risks in the ordinary course of our business, including fluctuation in interest rates and foreign currency exchange fluctuations; risks related to changes in industry practices or technologies; significant disruption in, or breach in security of our information technology systems or one of our third-party IT providers, and resultant interruptions in service or the loss of functionality of critical systems through ransomware and any related impact on our reputation; risks related to the level of success of the Company’s termite process and pest control selling and treatment methods; damage to our brands or reputation; our ability to protect our intellectual property and other proprietary rights;  the Company’s ability to identify and successfully integrate potential acquisitions; climate and weather conditions; competitive factors and pricing practices; our ability to attract and retain skilled workers, and potential increases in labor costs; risks related to legal, regulatory and risk management matters including risks related to the ongoing SEC investigation; and the existence of certain anti-takeover provisions in our governance documents, which could make a tender offer, change in control or takeover attempt that is opposed by the Company’s Board of Directors more difficult or expensive.

ROL-Fin

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)

At June 30, (unaudited)	2021	2020
ASSETS
Cash and cash equivalents	$128,528	$134,829
Trade accounts receivables, net	142,868	129,297
Financed receivables, net	25,431	23,285
Materials and supplies	29,952	34,064
Other current assets	49,546	41,626
Total Current Assets	376,325	363,101
Equipment and property, net	134,911	191,141
Goodwill	664,118	602,310
Customer contracts, net	291,976	275,782
Trademarks and tradenames, net	108,517	104,760
Other intangible assets, net	10,158	10,176
Operating lease, right-of-use assets	258,073	214,874
Financed receivables, long-term, net	43,837	38,281
Benefit plan assets	1,118	9,312
Deferred income tax assets	2,653	2,105
Other assets	30,007	24,540
Total Assets	$1,921,693	$1,836,382
LIABILITIES
Accounts payable	74,815	48,037
Accrued insurance, current	31,015	31,230
Accrued compensation and related liabilities	91,912	87,050
Unearned revenue	151,379	139,541
Operating lease liabilities, current	77,604	71,494
Current portion of long-term debt	18,750	12,500
Other current liabilities	73,269	88,321
Total Current Liabilities	518,744	478,173
Accrued insurance, less current portion	36,369	35,520
Operating lease liabilities, less current portion	182,804	144,846
Long-term debt	69,250	242,500
Deferred income tax liabilities	9,330	14,482
Long-term accrued liabilities	54,512	58,031
Total Liabilities	871,009	973,552
STOCKHOLDERS’ EQUITY
Common stock	492,079	491,639
Retained earnings and other equity	558,605	371,191
Total stockholders’ equity	1,050,684	862,830
Total Liabilities and Stockholders’ Equity	$1,921,693	$1,836,382

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
REVENUES
Customer services	$638,204	$553,329	$1,173,758	$1,041,230
COSTS AND EXPENSES
Cost of services provided	297,862	255,622	559,414	506,774
Depreciation and amortization	23,306	21,925	46,902	43,522
Sales, general and administrative	183,482	171,253	345,690	329,115
Gain on sale of assets, net	(891)	(451)	(33,151)	(726)
Interest expense, net	506	1,460	1,112	3,625
	504,265	449,809	919,967	882,310
INCOME BEFORE INCOME TAXES	133,939	103,520	253,791	158,920
PROVISION FOR INCOME TAXES	35,085	28,162	62,294	40,294
NET INCOME	$98,854	$75,358	$191,497	$118,626
NET INCOME PER SHARE - BASIC AND DILUTED[1]	$0.20	$0.15	$0.39	$0.24
Weighted average shares outstanding - basic and diluted[1]	491,999	491,645	491,950	491,585

1 All prior year share and per share data have been adjusted to accounted to account for the three-for-two stock split effective December 10, 2020.

APPENDIX

Reconciliation of GAAP and non-GAAP Financial Measures

The Company has used the non-GAAP financial measures of adjusted net income and adjusted EPS in today’s earnings release. These measures should not be considered in isolation or as a substitute for net income, earnings per share or other performance measures prepared in accordance with GAAP.

The Company uses adjusted net income and adjusted EPS as a measure of operating performance because it allows it to compare performance consistently over various periods without regard to the impact of the property disposition gains.

A non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that either 1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows, or 2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

Set forth below is a reconciliation of adjusted net income and adjusted EPS with net income, the most comparable GAAP measure.

(unaudited in thousands except EPS)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2021	2020	Better/ (Worse)%		2021	2020	Better/ (Worse)%
Net income	$98,854	$75,358	$23,496	31.2%	$191,497	$118,626	$72,871	61.4%
Property disposition gains	(459)	—	(459)	—	(31,517)	—	(31,517)	—
Adjusted income taxes on excluded gains	122	—	122	—	8,287	—	8,287	—
Adjusted net income	98,517	75,358	23,159	30.7%	168,267	118,626	49,641	41.8%
Adjusted net income per share - basic and diluted[1]	$0.20	$0.15	$0.05	33.3%	$0.34	$0.24	$0.10	41.7%
Weighted average shares outstanding - basic and diluted[1]	491,999	491,645	354	0.1%	491,950	491,585	365	0.1%

1 All prior year share and per share data have been adjusted to account for the three-for-two stock split effective December 10, 2020.

  CONFERENCE CALL ANNOUNCEMENT

Rollins, Inc.

(NYSE: ROL)

Management will hold a conference call to discuss

Second Quarter 2021 results on

Wednesday, July 28, 2021 at:

10:00 a.m. Eastern

9:00 a.m. Central

8:00 a.m. Mountain

7:00 a.m. Pacific

TO PARTICIPATE:

Please dial 1-877-407-9716 domestic;

1-201-493-6779 international

with conference ID of 13720627
at least 5 minutes before start time.

REPLAY: available through August 4, 2021

Please dial 1-844-512-2921 / 1-412-317-6671, Passcode 13720627

THIS CALL CAN ALSO BE ACCESSED THROUGH THE INTERNET AT

www.rollins.com

Questions?

Contact Samantha Alphonso at Financial Relations Board at 212-827-3746

Or email to salphonso@mww.com